UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FIRST AMENDED
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): May 27, 2005

Metaphor Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-13858	86-0214815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 2nd Street, Suite 102, Encinitas, CA		92024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		760—230-2300

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On May 12, 2005, Metaphor Corp., a Nevada corporation (“Metaphor”), entered a definitive sale and purchase agreement (the “Agreement”) with 8 Holdings LLC, a Colorado limited liability company, Hong Kong Huicong International Group Limited, a British Virgin Islands company (the “CMN Shareholder”), certain key members of management of CMN (“CMN Management”), and China Media Network International Inc., a British Virgin Islands company (“CMN”). This material event was disclosed in a Form 8-K (the "Initial Form 8-K") filed with the SEC on May 24, 2005.

As was disclosed in the Initial Form 8-K, "the description of the transactions contemplated by the Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference." This First Amended Form 8-K is being filed today as a result of an amendment to the agreement. The most current version of the Sale and Purchase Agreement is attached hereto as Exhibit 10.10.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
10.10

Sale and Purchase Agreement, dated as of May 27, 2005, by and among Metaphor Corp., 8 Holdings LLC, Hong Kong Huicong International Group Limited, each of Wu Xian, Li Shuangqing, Shen Qizhi and Wang Li Hong, and China Media Network International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAPHOR CORP.

By: /s/Mark L. Baum
Name: Mark L. Baum
Title: Chief Executive Officer

Dated: August 1, 2005

Exhibit Index

Exhibit	Description
10.10

Sale and Purchase Agreement, dated as of May 27, 2005, by and among Metaphor Corp., 8 Holdings LLC, Hong Kong Huicong International Group Limited, each of Wu Xian, Li Shuangqing, Shen Qizhi and Wang Li Hong, and China Media Network International Inc.